Exhibit 10.68

STRATEGIC TRANSACTION INCENTIVE AGREEMENT

ENERGIZER HOLDINGS, INC. and all of its affiliated companies (“ENERGIZER”) and ___________ (“EMPLOYEE”) enter into this Strategic Transaction Incentive Agreement (“AGREEMENT”) on this ______ day of ____________________, 2014.

WITNESSETH:

WHEREAS, EMPLOYEE is employed by ENERGIZER, and EMPLOYEE’s leadership is very important to the successful execution of our strategic plans;

WHEREAS, ENERGIZER desires to have the leadership and strong commitment of EMPLOYEE through the date of completion of a Transaction (as defined below) or such earlier payment event that is otherwise described below

“Spin-Off Transaction” means the separation of the ENERGIZER’s household products business from its personal care business (following which the two businesses would operate as two separate publicly traded companies), as determined by the Board of Directors of ENERGIZER in its reasonable discretion. ENERGIZERENERGIZER

“Change of Control” means (i) either the sale of the ENERGIZER’s household products business or the ENERGIZER’s personal care business, in each case as determined by the Board of Directors of ENERGIZER in its reasonable discretion or (ii) any of the following, provided that the following constitutes a “change in the ownership” of the ENERGIZER or “change in the ownership of a substantial portion of the ENERGIZER’s assets” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended:

(A)    The acquisition by one person, or more than one person acting as a group, of ownership of stock of the ENERGIZER that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the ENERGIZER. Notwithstanding the above, if any person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the ENERGIZER, the acquisition of additional stock by the same person or persons will not constitute a Change of Control; or

(B)    A majority of the members of the ENERGIZER’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the ENERGIZER’s Board of Directors before the date of the appointment or election.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the ENERGIZER.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, ENERGIZER and EMPLOYEE agree as follows:

1.    Services.

1.1    EMPLOYEE agrees to continue to work for ENERGIZER in his or her current full-time capacity, or any other capacity specified by ENERGIZER, through the PAYMENT DATE, and shall have such duties and responsibilities commiserate with such capacity.

1.2    EMPLOYEE shall devote his or her best efforts to his or her employment with ENERGIZER and shall perform faithfully and to the fullest extent of his or her ability, all duties which relate to his or her position of employment by ENERGIZER. EMPLOYEE must also [insert individual performance criteria] to the reasonable satisfaction of ENERGIZER in order to be eligible for any payment pursuant to the terms of this AGREEMENT (“Performance Objective”).

1.3    EMPLOYEE acknowledges that this Agreement does not constitute an employment contract or guarantee of employment. EMPLOYEE’s employment relationship with ENERGIZER is at-will, and either ENERGIZER or EMPLOYEE may terminate the employment relationship on, before, or after the PAYMENT DATE for any reason or no reason. EMPLOYEE’s employment with ENERGIZER may continue after the PAYMENT DATE.

2.	Payments and Benefits.

In consideration of EMPLOYEE’s continued employment by ENERGIZER through the PAYMENT DATE and attainment of EMPLOYEE’s Performance Objective, ENERGIZER shall provide the EMPLOYEE the payments and benefits specified below subject to the following terms and conditions:

2.1    Special Bonus. Subject to Sections 2.2 and 2.3 below, if (i) EMPLOYEE has been continually employed by ENERGIZER from the date of this AGREEMENT through the date of the consummation of the Spin-Off Transaction (“PAYMENT DATE’), (ii) satisfactorily performs his or her assigned employment duties as determined in the sole and absolute discretion of ENERGIZER, (iii) receives at least a 3 performance for each completed performance period (including completed partial performance periods) following the date of this AGREEMENT prior to the PAYMENT DATE, and (iv) attains his or her Performance Objective as determined in the sole and absolute discretion of ENERGIZER, ENERGIZER shall pay to the EMPLOYEE a Special Bonus equal to $[________] (“PAYMENT AMOUNT”). The PAYMENT AMOUNT shall be paid in a single lump-sum as soon as administratively practicable following the PAYMENT DATE, but in no event later than 10 business days following the PAYMENT DATE. Any such lump-sum payment shall be less required withholdings.

2.2    Change in Control Payment. Notwithstanding the foregoing, if (i) EMPLOYEE has been continually employed by ENERGIZER from the date of this AGREEMENT through the date of the consummation of a Change in Control (“ALTERNATE PAYMENT DATE”), (ii) satisfactorily performs his or her assigned employment duties as determined in the sole and absolute discretion of Energizer, and (iii) receives at least a 3 performance for each completed performance period (including completed partial performance periods) following the date of this AGREEMENT prior to the ALTERNATE PAYMENT DATE, ENERGIZER shall pay to the EMPLOYEE an amount (“ALTERNATE PAYMENT AMOUNT”) determined by multiplying the PAYMENT AMOUNT by a fraction, the numerator of which is the number of days from the date of this AGREEMENT through the ALTERNATE PAYMENT DATE and the denominator of which is the number of days between the date of this AGREEMENT and September 30, 2015, provided that in no event shall such fraction be greater than 1. Such ALTERNATE PAYMENT AMOUNT shall be paid in a single lump-sum as soon as administratively practicable following the ALTERNATE PAYMENT DATE, but in no event later than 10 business days following the ALTERNATE PAYMENT DATE. Any such lump-sum payment shall be less required withholdings.

2.3    Termination of Employment.

(a)
Notwithstanding the foregoing, if prior to the date any amount is due and payable hereunder the EMPLOYEE’s employment with ENERGIZER is terminated either (i) voluntarily by the EMPLOYEE, or (ii) as a result of poor work performance, misconduct, or cause, in each case determined by ENERGIZER in its sole discretion, the EMPLOYEE shall not be entitled to any payments hereunder following the date of such termination, and shall have no further rights whatsoever hereunder.

(b)
If ENERGIZER terminates the EMPLOYEE’s employment as a result of a reason other than poor work performance, misconduct, or cause, as determined by ENERGIZER in its sole discretion, at any time during the two month period preceding a Spin-Off Transaction, ENERGIZER shall make a single lump-sum pro-rata payment to the EMPLOYEE equal to the PAYMENT AMOUNT multiplied by a fraction, the numerator of which is the number of days between the date of this AGREEMENT and the date of such termination, and the denominator of which is the total number of days between the date of this AGREEMENT and the PAYMENT DATE. Such lump-sum shall be paid as soon as administratively practicable following the PAYMENT DATE, but in no event later than 10 business days following such PAYMENT DATE.

3.    Effect on Benefit Plans, Administration and Disputes.

3.1    The amounts paid to EMPLOYEE under this Agreement will be subject to tax and applicable withholding, but shall not be considered compensation or wages for purposes of any employee benefit plan maintained by ENERGIZER except to the extent provided thereunder.

3.2    Any controversy or claim arising out of or relating to this Agreement shall be settled by the parties before an internal committee created by ENERGIZER on an ad-hoc basis for such purposes. The determinations of such internal committee shall be binding on the parties to this AGREEMENT.

4.    Confidentiality.

4.1    EMPLOYEE agrees to hold the terms of this Agreement in absolute and strict confidence and will not disclose the terms hereof (or the fact that any amounts may be payable hereunder). Without limiting the generality of the foregoing, EMPLOYEE agrees to keep the existence and terms of this Agreement as well as the amount paid under this Agreement confidential and not reveal such amount to co-workers or current or former employees of ENERGIZER or their affiliates. A breach of this confidentiality provision shall be a material breach of this Agreement and the EMPLOYEE shall forfeit any right to the payments provided herein, if the amount has been paid, the EMPLOYEE shall repay it to ENERGIZER.

4.2     EMPLOYEE acknowledges that the information, observations and data relating to the formulation, processing, manufacturing, sale and marketing of ENERGIZER’s battery and battery related products and/or razor, blade, shaving-related products, tampons, infant feeding and care and/or sun protection products accessible to EMPLOYEE, (the "Information") are confidential and the exclusive property of ENERGIZER and its affiliated companies. Such Information shall include, but not be limited to, ENERGIZER’s current and planned information systems, the names, addresses or particular desires or needs of its customers, the bounds of its markets, the prices charged for its services or products, its market share, marketing strategies and promotional efforts in any market, information concerning product development, manufacturing processes, research and development projects, formulas, inventions and compilations of information, records or specifications, information concerning ENERGIZER’s past and present employees, including compensation, benefits, and Fair Labor Standards Act exemption classification, information concerning future product or market developments, financial information, information regarding suppliers and costs of raw materials and other supplies, financing programs, overhead distribution and other expenses, or conversion costs. EMPLOYEE understands and agrees that such Information is important, material and confidential, and that disclosure would gravely affect the successful conduct of ENERGIZER’s businesses. EMPLOYEE agrees that EMPLOYEE will not disclose to any unauthorized persons or use for EMPLOYEE’s own account or for the benefit of any third party (other than ENERGIZER) any of such Information without ENERGIZER’s prior written consent, unless and to the extent that such Information becomes generally known to and available for use by the public other than as a result of EMPLOYEE’s acts or omissions to act. The obligation to protect ENERGIZER’s confidential Information is on-going and does not expire upon the termination of the parties’ employment or contractual relationship.

4.3    During EMPLOYEE’s employment and for a period of one (1) year after termination of EMPLOYEE’s employment (“the Non-Compete Period”), EMPLOYEE will not compete against ENERGIZER in ENERGIZER’s business. For purposes of this Agreement, “ENERGIZER business” shall mean any of the following activities: all aspects of formulating, manufacturing, marketing, distributing, consulting with regard to, and/or operating a facility for the formulating, manufacturing, processing, marketing, or distribution of razors, blades and shaving related products. “ENERGIZER business” includes products and/or methods that presently are used, were used, or are under development or consideration, whether or not completed, for use by ENERGIZER as of the date EMPLOYEE’s employment terminates. For purposes of this Agreement, “compete” means to accept or begin employment with, advise, finance, own (partially or in whole), consult with, or accept any assignment through an employer with any third party in the United States in a position involving or relating to ENERGIZER business other than one of the ENERGIZER’s business units following a separation. This Agreement does not preclude EMPLOYEE from buying or selling shares of stock in any ENERGIZER that is publicly listed and traded in any stock exchange or over-the-counter market. EMPLOYEE agrees the foregoing restrictions are reasonable, necessary, and enforceable for the protection of the goodwill and business of ENERGIZER.
4.4    In order to protect ENERGIZER’s trade secrets and confidential and propriety information, as well as customer/supplier relationships, goodwill and loyalty, during EMPLOYEE’s employment and for a period of twelve (12) months following the termination of EMPLOYEE’s employment, EMPLOYEE shall not directly or indirectly solicit, encourage or attempt to persuade, or assist any third party to solicit, encourage or attempt to persuade (1) any person to terminate his or her employment with ENERGIZER, (2) any person to decline any offer of employment made by ENERGIZER, or (3) any ENERGIZER employee to accept an offer of employment or pursue employment with any other employer.

4.5    During and after EMPLOYEE’s employment with ENERGIZER, EMPLOYEE will refrain from making any verbal or written disparaging statement concerning ENERGIZER or any ENERGIZER employee or director.

5.    Governing Law.

This Agreement shall take effect under and be construed and enforced in accordance with the laws of the State of Missouri without regard to its conflict of law principles.

6.    Counterparts

This Agreement may be signed in one or more counterparts each to be deemed an original with equal effect and tenure.

7.    Headings.

The Article headings in this Agreement are included for reference only. They are not a part of this Agreement and shall not affect the interpretation and construction of this Agreement.

8.    Miscellaneous.

8.1    This Agreement supersedes all previous representations, understandings and negotiations, either written or oral, regarding the subject matter hereof and constitutes the entire Agreement between the parties hereto with respect to incentive benefits.

8.2    As a condition of receiving each of the payments described in this Agreement, EMPLOYEE shall be obligated to sign a receipt as proof of payment and to release and discharge ENERGIZER from and against claims for severance, termination or other compensation of or relating to this Agreement, provided that the EMPLOYEE shall forfeit all rights hereunder if such release is not executed within 10 business days of the payment is otherwise due and payable.

8.3    If any term, provision, or part of this AGREEMENT is held to be illegal, invalid, or unenforceable, in whole or in part, for any reason, by a court of competent jurisdiction, such determination shall not affect the validity or enforceability of any other term, provision, or part of this AGREEMENT and this AGREEMENT shall be construed and enforced as if such illegal, invalid, or unenforceable term, provision, or part had never been included herein.

8.4    References herein to EMPLOYEE’s termination of employment shall refer to the EMPLOYEE’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), and the date of such “separation from service” shall be determined in accordance with Code Section 409A.  Notwithstanding the foregoing, if EMPLOYEE is a “specified employee” within the meaning of Code Section 409A at the time of EMPLOYEE’s separation from service, any payment due to you under this Agreement as a result of EMPLOYEE’s separation from service that constitutes “deferred compensation” for purposes of Code Section 409A shall be delayed and paid no earlier than the first day of the seventh month following such separation from service, but only to the extent necessary to prevent adverse tax consequences to EMPLOYEE under Code Section 409A

In Witness Whereof, the Parties have caused this Agreement to be executed as of the day and year first above written.

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ENERGIZER HOLDINGS, INC.

Name: ______________________________________

Title: _______________________________________

Signature: __________________________________

Date: _______________________________________

EMPLOYEE

Signature: _________________________________

Date: ______________________________________